UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 3, 2010

LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)

(847) 437-1666
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Compensatory Arrangements of Certain Officers

On June 3, 2010, Lime Energy Co. (the “Company”) entered into amendments to the employment agreements for Messrs. David Asplund, Daniel Parke, John O’Rourke and Jeffrey Mistarz (the “Executives”).  The amendments extend the term of each agreement to expire on December 31, 2012 and provide for the automatic renewal of each contract for an additional two year period if the Company does not provide the Executive with a notice of non-renewal before July 1st of the year in which the contract is scheduled to expire.

The contract amendments of Messrs. Parke and O’Rourke also assign their contracts to Lime Energy Co. from the wholly owned subsidiary companies, Parke Industries Incorporated and Applied Energy Management Inc., respectively.

The description of the amendments is not intended to be complete and is qualified in its entirety by the complete text of the documents attached to this filing as exhibits, which are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)   Exhibits

10.1         Third Amendment to Employment Agreement dated June 3, 2010 between Lime Energy Co. and David R. Asplund.

10.2         Assignment and Second Amendment to Employment Agreement dated June 3, 2010 between Parke Industries Incorporated, Lime Energy Co. and Daniel W. Parke.

10.3         Assignment and Amendment to Employment Agreement dated June 3, 2010 between Applied Energy Management Inc., Lime Energy Co. and John O’Rourke.

10.4         Second Amendment to Employment Agreement dated June 3, 2010 between Lime Energy Co. and Jeffrey R. Mistarz.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: June 4, 2010	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President,

Chief Financial Officer & Treasurer